Investor Contact: Michael Greiner
Avanos Medical, Inc.
470-562-2692
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces Second Quarter 2023 Results

ALPHARETTA, Ga., August 9, 2023/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported second quarter 2023 financial results.
“We posted solid second quarter earnings, with Digestive Health continuing to deliver above-market growth and expanded margins,” stated Joe Woody, Avanos’s chief executive officer. Woody continued, “Separately, we continue to deliver on our transformation priorities and remain highly focused on implementing our new pain franchise strategy outlined at our Investor Day.”
Second Quarter 2023 Financial Highlights
•Total net sales from continuing operations were $169.4 million, a 0.9% decrease from the comparable prior year period, while total net sales, including the discontinued Respiratory Health (“RH”) business, were $199.8 million.
•Net loss from continuing operations for the quarter was $4.3 million, compared to net income from continuing operations of $4.8 million a year ago.
•Adjusted net income from continuing operations totaled $11.2 million, compared to net income of $12.5 million a year ago.
•Diluted loss per share from continuing operations was $0.09, compared to diluted earnings per share of $0.10 a year ago.
•Adjusted diluted earnings per share from continuing operations was $0.24, compared to $0.26 a year ago.
Operational and Business Highlights
In June, we announced an agreement to divest substantially all of the assets primarily related to or used in our RH business (the “Divestiture”). The Divestiture represents a key component of our ongoing transformation process and is aimed at accelerating our effort to focus our portfolio in markets where we believe we are well-positioned to succeed.
On July 24, we closed the acquisition of Diros Technologies, Inc. (“Diros”). Based in Toronto, Canada, Diros is at the forefront of radiofrequency ablation (“RFA”) technology. The addition of Diros’ unique RF TridentTM technology is expected to further enhance Avanos’ Pain Management and Recovery treatment options and complement our premium COOLIEF* Cooled Radiofrequency product offering.
On June 28, the UK’s National Institute for Health and Care Excellence (“NICE”) recommended the use of RFA for the treatment of osteoarthritic knee pain. NICE guidelines are important because they are evidence-based and are intended to drive quality and consistency in healthcare with the goal of enhancing patient outcomes. Although NICE guidelines are specific to the UK, they are globally recognized as useful guidance for a wide variety of therapies. We anticipate that the release of these guidelines may help drive the development of similar guidelines for knee osteoarthritis RFA in other regions of the world, which is necessary to further improve the reimbursement landscape for this clinically important chronic pain procedure.
In January, we announced a three-year transformation initiative that is focused on four key priorities: optimizing our commercial organization; transforming our product portfolio; implementing cost management initiatives to enhance operating profitability; and continuing to efficiently deploy capital while maintaining a focused and disciplined approach to M&A (the “Transformation Process”). We anticipate that by 2025, this plan will ultimately result in savings of between $45 million and $55 million compared to 2022.
Second Quarter 2023 Operating Results From Continuing Operations
For the three months ended June 30, 2023, net sales totaled $169.4 million, a decrease of 0.9% compared to the prior year period, primarily due to lower volume in the Pain Management and Recovery portfolio, primarily from lower hyaluronic acid portfolio (“HA”) sales, partially offset by higher volume in the Digestive Health portfolio. Favorable pricing was mostly offset by unfavorable foreign currency translation effects.
As a result of the Divestiture, the RH business’s operating results are reflected as discontinued operations for all periods presented. Treating the RH business as discontinued operations results in significant shared overhead costs previously allocated to the RH business that are now included in continuing operations. Included in continuing operations are costs previously allocated to the RH business of $12.0 million in each of the three months ended June 30, 2023 and 2022.
Gross margin during the second quarter of 2023 was 57.7%, compared to 59.4% in the prior year period. Adjusted gross margin was 59.9% compared to 61.9% last year. Gross profit margin decreased primarily due to product mix and unfavorable currency exchange rates, partially offset by manufacturing efficiencies.
Selling and general expenses as a percentage of net sales was 54.9% for the second quarter of 2023, compared to 48.7% for the second quarter of 2022 primarily due to non-recurring expenses associated with our ongoing Transformation Process and expenses associated with the Divestiture.
Operating loss was $2.1 million, compared to operating profit of $10.1 million in the prior year period, primarily due to overall lower sales volume along with an increase in expenses related to the Transformation Process and the Divestiture. On an adjusted basis, operating profit totaled $18.4 million, compared to operating profit of $18.5 million a year ago.
Adjusted EBITDA from continuing operations was $22.9 million in each of the three months ended June 30, 2023 and 2022.
First Six Months 2023 Operating Results From Continuing Operations
For the six months ended June 30, 2023, net sales totaled $328.7 million, a decrease of 0.5% compared to the prior year period, primarily due to lower volume in the Pain Management and Recovery portfolio (primarily lower HA sales), partially offset by continued strong demand for Digestive Health products. Favorable pricing was mostly offset by unfavorable foreign currency translation effects.
Gross margin for the six months ended June 30, 2023 was 57.6%, compared to 57.9% in the prior year period. Adjusted gross margin was 59.8% compared to 60.3% last year. Gross margin decreased primarily due to product mix partially offset by manufacturing efficiencies.
Selling and general expenses as a percentage of net sales was 55.3% for the six months ended June 30, 2023, compared to 51.3% for the prior year period, primarily due to expenses associated with our ongoing Transformation Process and the Divestiture.
Operating loss for the six months ended June 30, 2023 was $8.2 million, compared to operating profit of $6.1 million in the prior year period, primarily due to overall lower sales volume along with an increase in expenses related to the Transformation Process and the Divestiture. On an adjusted basis, operating profit totaled $29.6 million, compared to $23.0 million a year ago.

Shared overhead costs previously allocated to the RH business were $24.2 million in the six months ended June 30, 2023 compared to $25.0 million in the prior year period.
Adjusted EBITDA from continuing operations for the six months ended June 30, 2023 was $39.0 million, compared to $31.8 million in the prior year period.
Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the second quarter was an outflow of $6.6 million, driven primarily by non-recurring cash expenses associated with our Transformation Process, compared to an inflow of $22.9 million a year ago. The Company’s cash balance at June 30, 2023 was $81.8 million, compared to $127.7 million at year-end 2022.
Total debt outstanding, net of unamortized discounts, was $209.5 million at June 30, 2023, compared to $232.5 million at December 31, 2022.
Discontinued Operations
Net sales from discontinued operations were $30.4 million and $62.8 million in the three and six months ended June 30, 2023, respectively, compared to $32.1 million and $70.2 million in the three and six months ended June 30, 2022, respectively. We expect a loss on the disposal of the RH business; accordingly, we recorded an impairment of $72.3 million against assets in the disposal group, which is included in “(Loss) income from discontinued operations, net of tax.”
2023 Outlook
For the second half of 2023, the Company anticipates low single-digit organic growth, adjusted gross margins greater than 59% and adjusted diluted earnings per share from continuing operations of between $1.05 and $1.15 for the year.
Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted net income
•Adjusted diluted earnings per share
•Adjusted gross and operating profit
•Adjusted effective tax rate
•Adjusted EBITDA
•Free cash flow
These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Certain acquisition and integration charges related to acquisitions.
•Expenses associated with restructuring and transformation activities, including the Divestiture.
•Expenses associated with European Union Medical Device Regulation (“EU MDR”) compliance.
•The amortization of intangible assets associated with prior business acquisitions.
•The tax effects of certain adjusting items.
•The benefit associated with the tax effects of the CARES Act.
•The positive or negative effect of changes in currency exchange rates during the year.

The Company provides these non-GAAP financial measures as supplemental information to its GAAP financial measures. Management and the Company’s board of directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to: (a) evaluate the Company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the Company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of the Company’s ongoing business operations.
Additionally, the compensation committee of the Company’s board of directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the Company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.
Our competitors may define these non-GAAP financial measures differently, and as a result, our measure of these non-GAAP financial measures may not be directly comparable to those of other companies. Items excluded from these non-GAAP financial measures are significant components in understanding and assessing financial performance. These non-GAAP financial measures are supplemental measures of operating performance that do not represent, and should not be considered in isolation or as an alternative to, or substitute for, the financial statement data presented in the Company’s consolidated financial statements as indicators of financial performance. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures as supplemental information.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.
Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 2670889. A webcast of the call will also be archived in the Investors section on the Avanos website.
About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical technology company focused on delivering clinically superior solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to addressing some of today’s most important healthcare needs, including providing a vital lifeline for nutrition to patients from hospital to home, and reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands globally and holds leading market positions in multiple categories across its portfolio. For more information, visit www.avanos.com and follow Avanos Medical on Twitter (@AvanosMedical), LinkedIn and Facebook.
Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue” and similar expressions. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; shortage in drugs used in our Surgical Pain and Recovery products or other disruptions in our supply chain; the ongoing conflict between Russia and Ukraine; our ability to successfully execute on or achieve the expected benefits of the Transformation Process or our divestiture, acquisition or merger transactions; inflationary pressures; the effects of the recent financial conditions affecting the banking system and the potential threats to the solvency of commercial banks; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. The information contained herein speaks only as of the date of this release and we undertake no obligation to update forward-looking statements, except as may be required by the securities laws.
Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net Sales	$169.4	$170.9	$328.7	$330.2
Cost of products sold	71.6	69.3	139.5	139.1
Gross Profit	97.8	101.6	189.2	191.1
Research and development expenses	6.8	7.6	14.3	14.9
Selling and general expenses	93.0	83.2	181.8	169.5
Other expense, net	0.1	0.7	1.3	0.6
Operating (Loss) Income	(2.1)	10.1	(8.2)	6.1
Interest income	0.5	0.2	1.0	0.2
Interest expense	(3.5)	(2.7)	(7.0)	(4.0)
(Loss) Income Before Income Taxes	(5.1)	7.6	(14.2)	2.3
Income tax benefit (provision)	0.8	(2.8)	2.1	(1.5)
(Loss) Income from Continuing Operations	(4.3)	4.8	(12.1)	0.8
(Loss) Income from discontinued operations, net of tax	(63.8)	7.7	(56.5)	17.1
Net (Loss) Income	$(68.1)	$12.5	$(68.6)	$17.9

Interest expense, net	$3.0	$2.5	$6.0	$3.8
Income tax (provision) benefit	(1.6)	5.5	(1.5)	7.4
Depreciation and amortization	11.5	11.6	23.6	22.7
EBITDA	$(55.2)	$32.1	$(40.5)	$51.8

(Loss) Earnings Per Share
Basic
Continuing operations	$(0.09)	$0.10	$(0.26)	$0.02
Discontinued operations	(1.37)	0.17	(1.21)	0.36
Basic Earnings (Loss) Per Share	$(1.46)	$0.27	$(1.47)	$0.38

Diluted
Continuing operations	$(0.09)	$0.10	$(0.26)	$0.01
Discontinued operations	$(1.37)	0.16	(1.21)	0.36
Diluted Earnings (Loss) Per Share	$(1.46)	$0.26	$(1.47)	$0.37

Common Shares Outstanding
Basic	46.8	47.2	46.7	47.3
Diluted	46.8	47.6	46.7	47.7

AVANOS MEDICAL, INC.
Discontinued Operations Summary
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net Sales	$30.4	$32.1	$62.8	$70.2
Cost of products sold	18.6	17.3	37.9	38.3
Gross Profit	11.8	14.8	24.9	31.9
Research and development expenses	0.2	0.4	0.6	0.9
Selling, general and other expenses	3.9	4.0	7.9	8.0
Pretax loss on classification as discontinued operations	72.3	—	72.3	—
(Loss) Income from discontinued operations before income taxes	(64.6)	10.4	(55.9)	23.0
Income tax benefit (provision) from discontinued operations	0.8	(2.7)	(0.6)	(5.9)
(Loss) from discontinued operations, net of tax	$(63.8)	$7.7	$(56.5)	$17.1

(Loss) Earnings Per Share
Basic	$(1.37)	$0.17	$(1.21)	$0.36
Diluted	$(1.37)	$0.16	$(1.21)	$0.36

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
As reported	$97.8	$101.6	$189.2	$191.1
Acquisition and integration-related charges	—	0.7	—	1.4
Restructuring and transformation charges	0.1	—	0.1	—
Intangibles amortization	3.6	3.5	7.2	6.6
As adjusted non-GAAP	$101.5	$105.8	$196.5	$199.1
Gross profit margin, as reported	57.7%	59.4%	57.6%	57.9%
Gross profit margin, as adjusted	59.9%	61.9%	59.8%	60.3%

	Operating (Loss) Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
As reported	$(2.1)	$10.1	$(8.2)	$6.1
Acquisition and integration-related charges	0.3	1.0	1.8	2.8
Restructuring and transformation charges(a)	9.8	—	18.7	—
Divestiture related charges	3.7	—	3.7	—
EU MDR Compliance (b)	0.9	1.7	2.0	3.2
Intangibles amortization	5.8	5.7	11.6	10.9
As adjusted non-GAAP	$18.4	$18.5	$29.6	$23.0
__________________________________________________
(a) Expenses incurred for the Transformation Process are included in “Costs of products sold,” “Research and development,” and “Selling and general expenses”.
(b) In the three months ended June 30, 2023 and 2022, EU MDR Compliance related charges are included in “Selling and general expenses”.

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions except per share amounts)

	(Loss) Income Before Taxes
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
As reported	$(5.1)	$7.6	$(14.2)	$2.3
Acquisition and integration-related charges	0.3	1.0	1.8	2.8
Restructuring and transformation charges	9.8	—	18.7	—
Divestiture related charges	3.7	—	3.7	—
EU MDR Compliance	0.9	1.7	2.0	3.2
Intangibles amortization	5.8	5.7	11.6	10.9
Loss on extinguishment of debt	—	1.1	—	1.1
As adjusted non-GAAP	$15.4	$17.1	$23.6	$20.3

	Tax Provision
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
As reported	$0.8	$(2.8)	$2.1	$(1.5)
Tax effects of adjusting items	(5.0)	(1.8)	(8.5)	(4.0)
As adjusted non-GAAP	$(4.2)	$(4.6)	$(6.4)	$(5.5)
Effective tax rate, as reported	15.7%	36.8%	14.8%	65.2%
Effective tax rate, as adjusted	27.0%	27.0%	27.0%	27.0%

	(Loss) Income from Continuing Operations
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
As reported	$(4.3)	$4.8	$(12.1)	$0.8
Acquisition and integration-related charges	0.3	1.0	1.8	2.8
Restructuring and transformation charges	9.8	—	18.7	—
Divestiture related charges	3.7	—	3.7	—
EU MDR Compliance	0.9	1.7	2.0	3.2
Intangibles amortization	5.8	5.7	11.6	10.9
Loss on extinguishment of debt	—	1.1	—	1.1
Tax effects of adjusting items	(5.0)	(1.8)	(8.5)	(4.0)
As adjusted non-GAAP	$11.2	$12.5	$17.2	$14.8
Diluted (loss) earnings per share, as reported	$(0.09)	$0.10	$(0.26)	$0.02
Diluted earnings per share, as adjusted	$0.24	$0.26	$0.37	$0.31

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions except per share amounts)

	(Loss) Income from Discontinued Operations, net of tax
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
As reported	$(63.8)	$7.7	$(56.5)	$17.1
Estimated loss on divestiture	72.3	—	72.3	—
Intangibles amortization	0.3	0.5	0.8	1.0
Tax effects of adjusting items	(2.9)	(0.2)	(4.0)	(0.5)
As adjusted non-GAAP	$5.9	$8.0	$12.6	$17.6
Diluted (loss) earnings per share, as reported	$(1.37)	$0.16	$(1.21)	$0.36
Diluted earnings per share, as adjusted	$0.13	$0.17	$0.27	$0.37

	Net (Loss) Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
As reported	$(68.1)	$12.5	$(68.6)	$17.9
Acquisition and integration-related charges	0.3	1.0	1.8	2.8
Restructuring and transformation charges	9.8	—	18.7	—
Divestiture related charges	3.7	—	3.7	—
Estimated loss on divestiture	72.3	—	72.3	—
EU MDR Compliance	0.9	1.7	2.0	3.2
Intangibles amortization	6.1	6.2	12.4	11.9
Loss on extinguishment of debt	—	1.1	—	1.1
Tax effects of adjusting items	(7.9)	(2.0)	(12.5)	(4.5)
As adjusted non-GAAP	$17.1	$20.5	$29.8	$32.4
Diluted (loss) earnings per share, as reported	$(1.46)	$0.26	$(1.47)	$0.37
Diluted earnings per share, as adjusted	$0.37	$0.43	$0.64	$0.68

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	EBITDA
	Three Months Ended June 30, 2023			Three Months Ended June 30, 2022
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
Net (loss) income	$(4.3)	$(63.8)	$(68.1)	$4.8	$7.7	$12.5
Interest expense, net	3.0	—	3.0	2.5	—	2.5
Income tax (provision) benefit	(0.8)	(0.8)	(1.6)	2.8	2.7	5.5
Depreciation	4.5	0.9	5.4	4.4	1.0	5.4
Amortization	5.8	0.3	6.1	5.7	0.5	6.2
EBITDA	8.2	(63.4)	(55.2)	20.2	11.9	32.1
Acquisition and integration-related charges	0.3	—	0.3	1.0	—	1.0
Restructuring and transformation charges	9.8	—	9.8	—	—	—
Divestiture related charges	3.7	—	3.7	—	—	—
Estimated loss on divestiture	—	72.3	72.3	—	—	—
EU MDR Compliance	0.9	—	0.9	1.7	—	1.7
Adjusted EBITDA	$22.9	$8.9	$31.8	$22.9	$11.9	$34.8

	EBITDA
	Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
Net (loss) income	$(12.1)	$(56.5)	$(68.6)	$0.8	$17.1	$17.9
Interest expense, net	6.0	—	6.0	3.8	—	3.8
Income tax (provision) benefit	(2.1)	0.6	(1.5)	1.5	5.9	7.4
Depreciation	9.4	1.8	11.2	8.8	2.0	10.8
Amortization	11.6	0.8	12.4	10.9	1.0	11.9
EBITDA	12.8	(53.3)	(40.5)	25.8	26.0	51.8
Acquisition and integration-related charges	1.8	—	1.8	2.8	—	2.8
Restructuring and transformation charges	18.7	—	18.7	—	—	—
Divestiture related charges	3.7	—	3.7	—	—	—
Estimated loss on divestiture	—	72.3	72.3	—	—	—
EU MDR Compliance	2.0	—	2.0	3.2	—	3.2
Adjusted EBITDA	$39.0	$19.0	$58.0	$31.8	$26.0	$57.8

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions except per share amounts)

	Free Cash Flow
	Three Months Ended June 30,		Three Months Ended June 30,
	2023	2022	2023	2022
Cash (used in) provided by operating activities	$(2.6)	$27.0	$(9.4)	$28.8
Capital expenditures	(4.0)	(4.1)	(8.0)	(9.1)
Free Cash Flow	$(6.6)	$22.9	$(17.4)	$19.7

2023 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$(1.21)	to	$(0.77)
Intangibles amortization	0.37	to	0.37
Restructuring and transformation charges	0.42	to	0.35
EU MDR compliance	0.16	to	0.13
Divestiture related charges	0.16	to	0.13
Estimated loss on divestiture	1.23	to	1.01
Other	(0.08)	to	(0.07)
Adjusted diluted earnings per share (non-GAAP)	$1.05	to	$1.15

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	June 30, 2023	December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$81.8	$127.7
Accounts receivable, net	152.3	167.9
Inventories	148.3	132.3
Prepaid and other current assets	15.8	13.9
Assets held for sale	108.7	58.0
Total Current Assets	506.9	499.8
Property, Plant and Equipment, net	122.6	118.6
Operating Lease Right-of-Use Assets	29.1	27.5
Goodwill	762.6	760.3
Other Intangible Assets, net	222.6	234.2
Deferred Tax Assets	4.4	4.6
Other Assets	18.5	17.6
Assets Held for Sale	—	124.3
TOTAL ASSETS	$1,666.7	$1,786.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$6.2	$6.2
Current portion of operating lease liabilities	13.5	12.0
Trade accounts payable	65.4	67.9
Accrued expenses	72.7	98.9
Liabilities held for sale	2.7	0.8
Total Current Liabilities	160.5	185.8
Long-Term Debt	203.3	226.3
Operating Lease Liabilities	30.9	32.5
Deferred Tax Liabilities	21.8	25.4
Other Long-Term Liabilities	15.4	23.5
Liabilities Held for Sale	—	2.2
TOTAL LIABILITIES	431.9	495.7
Stockholders’ Equity	1,234.8	1,291.2
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,666.7	$1,786.9

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating Activities
Net (loss) income	$(68.1)	$12.5	$(68.6)	$17.9
Depreciation and amortization	11.5	11.6	23.6	22.7
Goodwill impairment	59.1	—	59.1	—
Changes in operating assets and liabilities, net of acquisition	(13.4)	(1.2)	(32.7)	(19.3)
Deferred income taxes and other	8.3	4.1	9.2	7.5
Cash (Used in) Provided by Operating Activities	(2.6)	27.0	(9.4)	28.8
Investing Activities
Capital expenditures	(4.0)	(4.1)	(8.0)	(9.1)
Acquisition of assets and investments in businesses	(2.5)	—	(2.5)	(116.7)
Cash Used in Investing Activities	(6.5)	(4.1)	(10.5)	(125.8)
Financing Activities
Proceeds from issuance of secured debt	—	125.0	—	250.0
Secured debt repayments	(1.5)	(125.0)	(3.1)	(125.0)
Revolving credit facility proceeds	—	130.0	—	150.0
Revolving credit facility repayments	—	(130.0)	(20.0)	(150.0)
Payments of debt issuance costs	—	(2.3)	—	(2.9)
Purchase of treasury stock	(2.6)	(14.7)	(3.7)	(34.1)
Proceeds from the exercise of stock options	—	0.1	0.6	0.8
Cash (Used in) Provided by Financing Activities	(4.1)	(16.9)	(26.2)	88.8
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(0.7)	(3.8)	0.2	(3.8)
Decrease in Cash and Cash Equivalents	(13.9)	2.2	(45.9)	(12.0)
Cash and Cash Equivalents - Beginning of Period	95.7	104.3	127.7	118.5
Cash and Cash Equivalents - End of Period	$81.8	$106.5	$81.8	$106.5

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change
Digestive Health	$93.0	$80.2	16.0%	$181.8	$161.6	12.5%
Pain Management and Recovery:
Surgical pain and recovery	$34.8	$41.2	(15.5)%	$69.5	$79.9	(13.0)%
Interventional pain	41.6	49.5	(16.0)%	77.4	88.7	(12.7)%
Total Pain Management and Recovery	76.4	90.7	(15.8)%	146.9	168.6	(12.9)%
Total Net Sales	$169.4	$170.9	(0.9)%	$328.7	$330.2	(0.5)%

		Total	Volume	Pricing/Mix	Currency	Other
Net sales - percentage change	QTD	(0.9)%	(1.1)%	0.9%	(0.6)%	(0.1)%
Net sales - percentage change	YTD	(0.5)%	(0.5)%	1.1%	(0.8)%	(0.3)%